SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2004
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05      Costs Associated with Exit or Disposal Activities

SIGNATURES

TABLE OF CONTENTS

ITEM 2.05	Costs Associated with Exit or Disposal Activities

As a part of their ongoing cost structure management, HP’s various businesses routinely review the size of their workforces and make adjustments they deem appropriate after evaluating a variety of factors. In connection with providing an outlook for the first half of fiscal 2005, HP announced on November 16, 2004 that its planning assumptions included workforce reductions across HP's businesses that would have a net impact of approximately 4 cents per share in the period. HP expects that expenses for workforce reductions in the period will total approximately $200 million.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 18, 2004	By:	/s/ CHARLES. N. CHARNAS

	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary